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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (date of earliest event reported)
                                July 30, 1997


                           NATIONAL TECHTEAM, INC.
                           -----------------------
             (Exact name of registrant as specified in charter)


Delaware                          0-16284                   38-2774613
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(State or other                   (Commission               (IRS Employer
 jurisdiction of                   File Number)             Identification No.)
 incorporation)


835 Mason Street, Suite 200                                 Dearborn, MI 48124
------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code               (313)277-2277
                                                                -------------

(former name or former address, if changed since last report)   Not Applicable
                                                                --------------


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On July 30, 1997, National TechTeam, Inc. (the "Company") and TechTeam Acquisition No. 1 ("Acquisition"), a Delaware corporation that is a wholly-owned subsidiary of the Company, entered into a Stock Exchange Agreement and Agreement and Plan of Merger (the "Agreement") with Compuflex Systems, Inc. ("Compuflex") and its controlling shareholders (the "Control Group").

Under the Agreement, the Control Group sold all of its common stock of Compuflex, par value $.001 per share ("Compuflex Shares") constituting approximately 98% of the issued and outstanding shares of Compuflex's common stock, to the Company in exchange solely for common stock of the Company ("Company Shares") at the ratio of 1 Company Share for each 7.01 shares of Compuflex Shares (the "Exchange"). Based on the closing bid price on July 30, 1997 for the Company Shares of $12 3/8 per share, the Company Shares received by the Controlled Group in the Exchange had a fair market value of approximately $1.72 per Compuflex Share. Immediately following the Exchange, the Company transferred all of the Compuflex Shares it acquired in the Exchange to Acquisition (the "Transfer").

The Company is obligated under the Agreement to file a registration statement under the Securities Act of 1933, as amended, to register a total of 234,982 of the 509,034 Company Shares received by the members of the Control Group in the Exchange, for the purpose of registering such shares under the Act for resale by the respective members of the Control Group.

The Company, Acquisition and Compuflex agreed that as soon as practicable following the Exchange and the Transfer, Acquisition would authorize, approve and conduct a merger of Compuflex with and into Acquisition under the "short-form" merger provision of Delaware Law (the "Merger"). Under the Merger, at the effective time thereof: (i) all issued and outstanding Compuflex Shares (other than the Compuflex Shares owned by Acquisition) would be converted into the right to receive cash from Acquisition in the amount of $2.49 per Compuflex Share; (ii) all outstanding options to purchase Compuflex Shares ("Compuflex Options") would be converted into and exchanged for options to purchase Company Shares ("Company Options") in an amount based on an exchange ratio of 1 Company Option for each 7.01 Compuflex Options covered by such option, at an exercise price which is 7.01 times the exercise price per share of the Compuflex Options. Except for the amount of Company Shares and the exercise price per share, the terms and conditions of the Company Options are substantially the same as those of the Compuflex Options.

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Subsequent to the Merger, Acquisition will change its name to Compuflex
Systems, Inc. and qualify to do business in New Jersey. Pooling of interest accounting will be used for this acquisition.

Compuflex provides computer consulting and contract programming services for large corporate clients.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements of Business Acquired

               Audited financial statements are not be required to be filed because Compuflex will not be a significant subsidiary.

      (b)  Pro Forma Financial Information

               Pro forma financial statements are not be required to be filed because Compuflex will not be a significant subsidiary.

      (c)  Exhibits

               The following exhibits are filed herewith:

       7.1     Stock Exchange Agreement and Agreement and Plan of Merger
       7.2     Press Release Dated July 31, 1997


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NATIONAL TECHTEAM, INC.

By: /s/ Lawrence A. Mills
    ---------------------
    Lawrence A. Mills
    Senior Vice President, Chief Financial Officer,
    Secretary and Treasurer

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                                 EXHIBIT INDEX


EXHIBIT NO.                             DESCRIPTION
-----------                             -----------

   7.1                                  Stock Exchange Agreement & Agreement
                                        and Plan of Merger

   7.2                                  Press Release Dated July 31, 1997